Exhibit 1.01

4,047,472 Shares

HFF, Inc.

Class A Common Stock

Underwriting Agreement

dated August 3, 2011

JMP SECURITIES LLC

August 3, 2011

JMP SECURITIES LLC

600 Montgomery Street

San Francisco, California 94111

Ladies and Gentlemen:

HFF, Inc., a Delaware corporation (the “Company”), and the persons listed on Schedule A hereto (the “Selling Stockholders”), confirm their respective agreements with JMP Securities LLC (the “Underwriter”) with respect to the sale by the Selling Stockholders, acting severally and not jointly, and the purchase by the Underwriter of an aggregate of 4,047,472 shares (the “Offered Shares”) of Class A Common Stock, par value $0.01 per share of the Company (the “Common Stock”), with the respective number of Offered Shares being sold by each Selling Stockholder set forth on Schedule A hereto, in accordance with the terms and conditions set forth in this Underwriting Agreement (the “Agreement”).

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-159345), which contains a form of prospectus to be used in connection with the public offering and sale of the Offered Shares. Such registration statement, as amended, including the financial statements, exhibits, and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A, Rule 430B or Rule 430C under the Securities Act (such information, the “Rule 430 Information”), is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. As used herein, the term “Preliminary Prospectus” means any preliminary prospectus relating to the Offered Shares included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act, including any preliminary prospectus supplement thereto relating to the Offered Shares, and the term “Prospectus” means the final prospectus relating to the Offered Shares, including any prospectus supplement relating to the Offered Shares, as filed with the Commission pursuant to Rule 424(b) under the Securities Act. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein.

At or prior to 7:00 p.m. New York City time on August 3, 2011 (the “Time of Sale”), the Company had prepared the following information (collectively, the “General Disclosure Package”): a Preliminary Prospectus dated August 2, 2011, each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Schedule B hereto (if any) and the pricing information set forth on Schedule B.

Section 1. Representations and Warranties of the Company. The Company hereby represents and warrants to the Underwriter as of the date hereof and the Closing Date (as hereinafter defined) as follows:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 9(d) hereof.

(b) General Disclosure Package. The General Disclosure Package, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in such General Disclosure Package, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 9(d) hereof.

(c) Issuer Free Writing Prospectus. Other than the Preliminary Prospectus, Registration Statement and the Prospectus, the Company (including its agents and representatives, other than the Underwriter in its capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Offered Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Schedule B hereto and other written communications approved in writing in advance by the Underwriter. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the General Disclosure Package, such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in such Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 9(d) hereof. Each such Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Shares or until any earlier date that the Company notified or notifies the Underwriter as described in Section 4(e) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any Preliminary Prospectus deemed to be a part thereof that has not been superseded or modified.

(d) Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(1) under the Securities Act has been received by the Company. At the time of filing and at each effective date of the Registration Statement, the Company met and continues to meet the requirements for use of Form S-3 under the Securities Act. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of each effective date prior to the completion of the Prospectus Delivery Period (as defined below) (including any deemed effective date pursuant to Rule 430B(f) under the Securities Act) of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply as of such date in all material respects with the Securities Act, and did not and will not as of such date contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date the Prospectus does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 9(d) hereof. No statement of material fact included in the Prospectus has been omitted from the General Disclosure Package and no statement of material fact included in the General Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

(e) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus or the General Disclosure Package, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the General Disclosure Package, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the General Disclosure Package and the Prospectus has been made or reaffirmed with actual knowledge that the statement was false or misleading.

(g) Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Offered Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act, without taking account of any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an ineligible issuer. At the date hereof, the Company is, and, at the Closing Date, the Company will be, eligible to use the Registration Statement in connection with the offering and sale of the Offered Shares.

(h) Capitalization and Other Capital Stock Matters. The authorized shares of capital stock of the Company, including the Offered Shares, conform in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus; the Company has an authorized, issued and outstanding capitalization as set forth in the Registration Statement, the General Disclosure Package and the Prospectus; at the Closing Date, 35,958,521 shares of Common Stock will be issued and outstanding, one share of the Company’s Class B Common Stock, $0.01 par value per share, will be issued and outstanding and no shares of preferred stock or any other class of capital stock will be issued and outstanding; the outstanding shares of capital stock of the Company and the outstanding capital stock, limited partnership units and limited liability company membership interests of each subsidiary of the Company (each, except where noted, a “Subsidiary” and, collectively, the “Subsidiaries”) have been duly and validly authorized and issued and are fully paid and nonassessable (as applicable) and, have been issued in compliance with federal and state securities laws; except as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, there are no outstanding (i) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any equity interests of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such equity interests or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such Subsidiary to issue any equity interests, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options; the description of the Company’s incentive, bonus and other stock-based compensation plans or arrangements (the “Company Stock Plans”), and the options (the “Stock Options”) or other rights granted thereunder, set forth in the Registration Statement, General Disclosure Package and Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, Stock Options and rights. With respect to the Stock Options, (i) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the Board of Directors of the Company (or a duly constituted and authorized committee or delegate thereof) and (ii) each such grant of Stock Options was made in accordance with the terms of the applicable Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the NYSE and any other exchange on which Company securities are traded. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinated the grant of Stock Options with, the release or other public announcement of material information regarding the Company or the Subsidiaries or their results of operations or prospects.

(i) Organization and Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation under and by virtue of the laws of the State of Delaware and is in good standing with the Secretary of State of the State of Delaware, with all requisite corporate power and authority to own, lease and operate its properties, and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and is duly qualified as a foreign corporation to transact business or licensed and is in good standing in each jurisdiction in which the nature or conduct of its business requires such qualification or license except to the extent that any failure to be so duly qualified or in good standing could not, individually or in the aggregate, have a material adverse effect on the assets, business affairs, business prospects, management, operations, earnings, properties or condition (financial or otherwise), present or prospective, of the Company and the Subsidiaries taken as a whole whether or not arising in the ordinary course of business (any such effect, where the context so requires, is hereinafter called a “Material Adverse Effect”); except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding shares of beneficial interest, capital stock, limited liability company membership interests or units of limited partnership interests of each Subsidiary are owned by the Company directly or through subsidiaries, free and clear of any security interest, mortgage, lien, encumbrance, charge or claim (“Encumbrance”); and other than as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association.

(j) Dividends and Distributions. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s capital stock or from repaying to the Company or any other Subsidiary any amounts that may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary’s property or assets to the Company or to any other Subsidiary.

(k) Organization and Good Standing of the Subsidiaries. The Subsidiaries have been duly incorporated, formed or organized, as the case may be, and are validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of their respective jurisdictions of incorporation, formation or organization, as applicable, with all requisite power and authority to own, lease and operate their respective properties and to conduct their respective businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus; each Subsidiary is duly qualified as a foreign corporation, foreign limited partnership or foreign limited liability company, as applicable, to transact business or licensed and is in good standing in each jurisdiction in which the conduct or nature of their business requires such qualification or license except to the extent that any failure to be so duly qualified or in good standing could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(l) Distribution of Offering Materials. The Company has not distributed and will not distribute, prior to the completion of the Underwriter’s distribution of the Offered Shares, any offering material in connection with the offering and sale of the Offered Shares other than the Registration Statement, the General Disclosure Package or the Prospectus.

(m) Compliance with Laws. The Company and the Subsidiaries are in compliance in all material respects with all state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary (“Applicable Law”), including those relating to transactions with affiliates.

(n) Non-Contravention of Existing Instruments. The Company is not in violation of its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), or

Amended and Restated Bylaws (the “Bylaws” and, together with the Certificate of Incorporation, the “Organizational Documents”); and no Subsidiary is in violation of its applicable organizational documents (including, without limitation, limited liability company agreements and limited partnership agreements) (“Subsidiary Organizational Documents”); neither the Company nor any Subsidiary is in breach of or default in (nor has any event occurred that with notice, lapse of time, or both would constitute a breach of, or default in) the performance or observance of any covenant, term or condition contained in any material obligation, agreement, contract, franchise, license, indenture, mortgage, deed of trust, loan or credit agreement, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties is bound or affected (each, a “Company Document”).

(o) No Conflicts. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement or the General Disclosure Package and the Prospectus will not, (A) conflict with, or result in any breach or constitute a default (nor constitute any event which with notice, lapse of time, or both would constitute a breach or default) (i) by the Company of any provision of the Organizational Documents, by any Subsidiary of any provision of the Subsidiary Organizational Documents, (ii) of any provision of any Company Document, except where such conflicts, breaches or defaults would not, individually or in the aggregate, result in a liability that is material to the Company and the Subsidiaries, taken as a whole, or (iii) under any Applicable Law; or (B) result in the creation or imposition of any Encumbrance upon any property or asset of the Company or any Subsidiary, except where such creation or imposition that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(p) Due Authorization. The Company has the full legal right, corporate power and authority to enter into this Agreement and to consummate the transactions contemplated herein; this Agreement (assuming the due authorization, execution and delivery of this Agreement by the Underwriter) has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, by general principles of equity and by public policy considerations (the “Enforceability Exceptions”).

(q) No Consents Required. No approval, authorization, consent, license, permit or order (“Authorizations”) of, or registration or filing with any federal, state or local governmental, administrative or regulatory commission, board, body, authority, arbitral panel, court or agency (“Government Authority”) is required for the Company’s execution, delivery and performance of this Agreement, or the consummation of the transactions contemplated herein, (x) other than (i) such as have been obtained, (ii) any necessary qualification under the securities “blue sky” laws of the various jurisdictions in which the Offered Shares are being offered, and (iii) if required, any approvals, authorizations, consents, licenses, permits or orders of or filings by the Underwriter with the Financial Industry Regulatory Authority, Inc. (“FINRA”) or (y) except where the failure to obtain such approval, authorization, consent, license, permit or order would not impair the ability of the Company to consummate the transactions contemplated herein or result in any material liability.

(r) Licenses and Permits. Each of the Company and the Subsidiaries has all necessary Authorizations, possess valid and current certificates, certifications and accreditations, has made all necessary registrations and filings required under any Applicable Law, and has obtained all necessary Authorizations from other persons, required in order to conduct their respective businesses and provide the products and services it provides as described in the

Registration Statement, the General Disclosure Package and the Prospectus, except to the extent that any failure to have any such Authorizations, possess valid and current certificates, certifications and accreditations to make any such registrations or filings or to obtain any such Authorizations could not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is required by any Applicable Law to obtain accreditation or certification from any Governmental Authority in order to provide the products and services that it currently provides or that it proposes to provide as set forth in the Prospectus, except where failure to obtain any such accreditation or certification could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(s) No Material Actions or Proceedings. There are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened (i) against or affecting the Company, or any of the Subsidiaries, or (ii) which has the subject thereof any of the respective officers and directors of the Company or any officers, directors, managers or partners of the Subsidiaries, or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any Governmental Authority, or (iii) relating to environmental or discrimination matters, where if determined adversely to the Company or any of the Subsidiaries, could reasonably be expected to result in a judgment, decree, award or order having a Material Adverse Effect or could adversely affect the consummation of the transactions contemplated by this Agreement.

(t) Financial Statements. The financial statements, including the notes thereto, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the consolidated financial position of the entities to which such financial statements relate (the “Covered Entities”) as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entities for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) and on a consistent basis during the periods involved (except as may be expressly stated in the related notes thereto) and in accordance with Regulation S-X promulgated by the Commission; the other financial data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly present the information shown therein and have been compiled on a basis consistent with the financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus; no other financial statements are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus; no pro forma financial information is required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus.

(u) Independent Accountants. Ernst & Young LLP, independent registered public accounting firm for the Company (the “Auditors”), who have certified certain financial statements of the Company and its consolidated subsidiaries and expressed their opinions in reports with respect to the consolidated financial statements of the Company and the Subsidiaries filed with the Commission as part of the Registration Statement, the General Disclosure Package and Prospectus or incorporated by reference therein are, and were during the periods covered by its reports, an independent registered public accounting firm with respect to the Company as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board (United States); and to the Company’s knowledge, the Auditors are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission thereunder (the “Sarbanes-Oxley Act”).

(v) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock or long-term debt of the Company or any of the Subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the assets, business affairs, business prospects, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and the Subsidiaries taken as a whole whether or not arising in the ordinary course of business (any such change is called a “Material Adverse Change”); (ii) neither the Company nor any of the Subsidiaries has entered into any transaction or agreement that is material to the Company and the Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and the Subsidiaries taken as a whole; and (iii) neither the Company nor any of the Subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(w) No Applicable Registration or Other Similar Rights. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person registration or other similar rights to have any equity or debt securities, including securities that are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act; any notices required to be given under the Company’s Registration Rights Agreement, dated February 5, 2007, by and among the Company and HFF Holdings LLC, were given and no person with rights thereunder has exercised any such rights; no person has a right of participation or first refusal with respect to the sale of the Offered Shares by the Company.

(x) Stock Exchange Listing. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and is listed on the New York Stock Exchange (the “NYSE”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing. The Offered Shares have been authorized for listing, upon official notice of issuance, on the NYSE.

(y) No Price Stabilization or Manipulation. The Company has not taken, and will not take, directly or indirectly, any action that is designed to or that has constituted or that could reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares.

(z) Broker-Dealer Registration. None of the Company or the Subsidiaries (other than HFF Securities L.P.) is required to register as a broker-dealer under the Exchange Act or the securities laws of any state. No officer, partner or employee of the Company or any of the Subsidiaries required to register as a broker-dealer under the Exchange Act or the securities laws of any state, other than such officers, partners and employees of the Company or any of the

Subsidiaries who are so registered under the Exchange Act and the state securities laws on the date hereof. HFF Securities L.P. is duly registered, licensed and qualified as a broker-dealer under the Exchange Act and the securities laws of each state where the conduct of its business requires such registration; and is duly registered and is in good standing with FINRA. No Authorization, registration or qualification of or with FINRA is required for the issue and sale of Offered Shares or the consummation by the Company and the Selling Stockholders of the transactions contemplated by this Agreement, except for such Authorizations, registrations or qualifications as have been obtained and are in full force and effect.

(aa) Share Certificates. The form of certificate used to evidence the shares of Common Stock (including the Offered Shares) complies in all material respects with all applicable statutory requirements, with any applicable requirements of the Organizational Documents and the requirements of the NYSE.

(bb) Descriptions of Documents. The descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of legal or governmental proceedings, contracts, leases and other legal documents are accurate and present fairly the information required to be shown, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required; all agreements between the Company or any of the Subsidiaries and third parties expressly referenced in the Registration Statement, the General Disclosure Package and the Prospectus are legal, valid and binding obligations of the Company or one or more of the Subsidiaries, enforceable against the Company in accordance with their respective terms, except to the extent as may be limited by the Enforceability Exceptions.

(cc) Intellectual Property Rights. The Company and each Subsidiary owns or possesses adequate and sufficient licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, domain names, software and design licenses, approvals, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively, “Intellectual Property Rights”) necessary to entitle the Company, the Company’s predecessors and each Subsidiary to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and any respective amendments and supplements thereto, and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Effect; neither the Company nor any Subsidiary has received notice of infringement of or conflict with (and the Company knows of no such infringement of or conflict with) asserted rights of others with respect to any Intellectual Property Rights; neither the Company nor any Subsidiary is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Registration Statement, the General Disclosure Package and the Prospectus and are not described therein in all material respects; none of the technology employed by the Company or any Subsidiary has been obtained or is being used by the Company or any Subsidiary in violation of any contractual obligation binding on the Company or any Subsidiary or, to the Company’s knowledge, any of the officers, managers, partners, directors or employees of the Company or any Subsidiary, or otherwise in violation of the rights of any persons, except as where such violations could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

(dd) Title to Properties. Neither the Company nor any of the Subsidiaries own any real property. The Company and each of the Subsidiaries has good and marketable title to all personal property owned by them and material to the Company and the Subsidiaries, taken as a whole, free and clear of any Encumbrance or other defect or restriction of any kind, with such exceptions as are not material to the Company and the Subsidiaries, taken as a whole. Any real property currently leased or owned or controlled by the Company or any of the Subsidiaries, or to be leased or owned or to be controlled by the Company or any of the Subsidiaries, including any real property underlying any loan held by the Company or the Subsidiaries (collectively, the “Real Property”), improvements, buildings, equipment, and personal property held under lease by the Company or any Subsidiary are held under valid and enforceable leases, with such exceptions as are not material to, and do not materially interfere with the use made or proposed to be made of such Real Property improvements, equipment, or personal property by, the Company and the Subsidiaries, taken as a whole.

(ee) Disclosure Controls. The Company and each of the Subsidiaries maintain an effective system of “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) that (i) is designed to ensure that material information relating to the Company, including the Subsidiaries, is made known to the Company’s principal executive officer and principal financial officer by others within those entities, particularly during the preparation of the Registration Statement, the General Disclosure Package and the Prospectus; and (ii) are effective to ensure that information required to be disclosed by the Company in the Registration Statement, the General Disclosure Package and the Prospectus is recorded, processed, summarized and reported in a manner that allows timely decisions regarding required disclosure. The Company and the Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 under the Exchange Act.

(ff) Accounting Controls. The Company and each of the Subsidiaries maintain a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) under the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and the Subsidiaries; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company and the Subsidiaries; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and the Subsidiaries that could have a material effect on the financial statements. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls. The Auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(gg) Tax Law Compliance. Each of the Company and the Subsidiaries (i) has filed on a timely basis (taking into account all applicable extensions) all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof or have properly requested extensions thereof, and (ii) has paid all material federal, state, local and foreign taxes due and payable. No material tax deficiency has been asserted against the Company or any of the Subsidiaries, nor does the Company or any of the Subsidiaries know of any material tax deficiency that is likely to be asserted against any such entity, and all tax liabilities are adequately provided for in all material respects on the respective books of such entities.

(hh) No Transfer Taxes or Other Fees. There are no transfer taxes or other similar fees or charges under Applicable Law required to be paid in connection with the execution, delivery and performance of this Agreement.

(ii) Insurance. Each of the Company and the Subsidiaries maintains insurance, issued by insurers of recognized financial responsibility, of the types and with policies in such amounts and with such deductibles and covering such risks as are generally deemed by the Company adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property against theft, damage, destruction and all other risks customarily insured against, all of which insurance is in full force and effect; the Company has no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

(jj) Compliance with Environmental Laws. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i) none of the Company or any of the Subsidiaries has at any time, used, handled, stored, treated, transported, manufactured, spilled, leaked, or discharged, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as defined below) on, in, under or affecting any Real Property; (ii) the Company does not intend to use the Real Property or any subsequently acquired properties for the purpose of using, handling, storing, treating, transporting, manufacturing, spilling, leaking, discharging, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials; (iii) none of the Company, nor any of the Subsidiaries, has received any notice of, or has any knowledge of, any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any federal, state or local environmental statute or regulation or under common law, pertaining to Hazardous Materials on or originating from any of the Real Property or any assets described in the Registration Statement, the General Disclosure Package and the Prospectus or any other real property owned or occupied by any such party or arising out of the conduct of any such party, including without limitation a claim under or pursuant to any Environmental Statute (as defined below); (iv) the Real Property is not included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency or, to the best of the Company’s knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Statute or issued by any other Governmental Authority (as defined below); and (v) in the operation of the Company’s businesses, to the extent it became aware of (a) any condition that would reasonably be expected to result in liability associated with the presence or release of a Hazardous Material, or (b) any violation or potential violation of any Environmental Statute, the Company took all commercially reasonable action necessary or advisable (including any capital improvements) for clean-up, closure or other compliance with such Environmental Statute.

As used herein, “Hazardous Material” shall include, without limitation, any flammable explosive, radioactive material, hazardous substance, hazardous material, hazardous waste, toxic substance, asbestos or related material, as defined by any federal, state or local environmental law, ordinance, rule or regulation including without limitation, the Comprehensive Environmental

Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801-1819, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901-6992K, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2671, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136-136y, the Clean Air Act, 42 U.S.C. Sections 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Sections 1251-1387, the Safe Drinking Water Act, 42 U.S.C. Sections 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. Sections 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to each of the foregoing (individually, an “Environmental Statute”) or by any federal, state or local governmental authority having or claiming jurisdiction over the properties and assets described in the Prospectus (a “Governmental Authority”).

(kk) No Liabilities under Environmental Statutes. There are no costs or liabilities associated with the Real Property arising under any Environmental Statute (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with any Environmental Statute or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(ll) Labor and Employment Matters. Neither the Company nor any Subsidiary is in violation of or has received notice of any violation with respect to any Applicable Law relating to discrimination in the hiring, termination, promotion, terms or conditions of employment or pay of employees, nor any applicable federal or state wages and hours law, the violation of any of which could reasonably be expected to have a Material Adverse Effect. No labor dispute with the employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, could reasonably be expected to have a Material Adverse Effect.

(mm) ERISA Compliance. The Company, the Subsidiaries and their “ERISA Affiliates” (as defined below) and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, the Subsidiaries or their ERISA Affiliates or to which the Company, the Subsidiaries or their ERISA Affiliates contribute or are required to contribute are in compliance in all material respects with ERISA and the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder and the corresponding provisions of state income tax codes (the “Code”); “ERISA Affiliate” means any trade or business, whether or not incorporated, which with the Company or a Subsidiary is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code; no such employee benefit plan is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA; there has been no non-exempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 or 407 of ERISA) for which the Company, the Subsidiaries or their ERISA Affiliates have any liability; each such employee benefit plan that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(nn) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or the Subsidiaries or any of the Company’s officers or directors, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications. There are otherwise no material outstanding loans or advances or material guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers, directors, managers or trustees of the Company or any of the Subsidiaries or any of the members of the families of any of them.

(oo) No Unlawful Contributions or Other Payments. None of (i) the Company, (ii) any of the Subsidiaries, (iii) any officer or director purporting to act on behalf of the Company or any of the Subsidiaries, nor (iv) to the Company’s knowledge, any manager, employee or agent purporting to act on behalf of the Company or any of the Subsidiaries has at any time (A) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of Applicable Law, (B) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, in violation of Applicable Law, (C) made any payment outside the ordinary course of business to any investment officer or loan broker or person charged with similar duties of any entity to which the Company or any of the Subsidiaries sells or from which the Company or any of the Subsidiaries buys loans or servicing arrangements for the purpose of influencing such agent, officer, broker or person to buy loans or servicing arrangements from or sell loans to the Company or any of the Subsidiaries, (D) received or retained any funds in violation of any Applicable Law, or (E) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds that have been and are reflected in all material respects in the normally maintained books and records of the Company and the Subsidiaries.

(pp) Compliance with Foreign Corrupt Practices Act. Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (“FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, the Subsidiaries, and to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(qq) Compliance with Anti-Money Laundering Laws. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the anti-money laundering laws, including, without limitation, all Applicable Law or other regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the U.S.A. Patriot Act, the Bank Secrecy Act, and international anti-money laundering principals or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(rr) Compliance with OFAC. Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ss) No Reliance on the Underwriter. The Company has not relied upon the Underwriter or legal counsel for the Underwriter for any legal, tax or accounting advice in connection with the offering and sale of the Offered Shares.

(tt) No Broker’s Fees. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not incurred any liability for any broker’s or finder’s fees or similar payments in connection with the transactions herein contemplated.

(uu) Related Party Transactions. No business relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries on the one hand, and the directors, officers, managers, stockholders or partners of the Company or any of the Subsidiaries on the other hand, that is required by the Securities Act to be described in the Registration Statement, the General Disclosure Package and the Prospectus that is not so described.

(vv) Independent Directors. The Board of Directors of the Company has determined that each of the directors of the Company described as an “Independent Director” in the Registration Statement, the General Disclosure Package and the Prospectus is “independent” in accordance with the rules and regulations of the NYSE.

(ww) Company Not an “Investment Company”. Neither the Company nor any Subsidiary is an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xx) Statistical and Market Data. The statistical and market-related data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources the Company believes to be reliable and accurate in all material respects.

(yy) Margin Rules. Neither the issuance, sale and delivery of the Offered Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement, the General Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(zz) Regulation S-T. The Prospectus delivered to the Underwriter for use in connection with this offering will be, identical to the version of the Prospectus transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T.

(aaa) Reserve Shares. The Company has not directed the Underwriter to reserve shares for purchase by any director, officer or employee of the Company or any third party.

(bbb) No Material Relationship with Underwriter. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other material relationship with any bank or lending affiliate of the Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Offered Shares hereunder to repay any outstanding debt owed to any affiliate of the Underwriter.

(ccc) Officer’s Certificate. Any certificate signed by any officer of the Company or any Subsidiary delivered to the Underwriter or to legal counsel for the Underwriter pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

Section 2. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, hereby represents and warrants to the Underwriter as of the date hereof and the Closing Date (as hereinafter defined) as follows:

(a) Accurate Disclosure. All information furnished by or on behalf of such Selling Stockholder in writing for use in the General Disclosure Package and Prospectus or any amendments or supplements thereto does not include any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood and agreed that only such information furnished by or on behalf of such Selling Stockholder consists of the description of such Selling Stockholder, the number of Securities held by such Selling Stockholder as described under the caption “Principal and Selling Stockholders” in the Prospectus, if such person is a director of the Company or any of the Subsidiaries the information related to such person included in the Company’s proxy statement as described under the captions “Nominees for Class II Directors,” “Incumbent Class III Directors—To Continue In Office For Terms Expiring In 2012,” and “Incumbent Class I Directors—To Continue In Office For Terms Expiring In 2013” incorporated by reference into the General Disclosure Package and Prospectus, and if such person is an executive officer of the Company or any of the Subsidiaries the information related to such person included in the Company’s proxy statement as described under the caption “Executive Officers” incorporated by reference into the General Disclosure Package and Prospectus (the “Selling Stockholder Information”).

(b) No Undisclosed Material Information. Such Selling Stockholder is not prompted to sell the Securities to be sold by such Selling Stockholder hereunder by any material information concerning the Company or any of the Subsidiaries, which is not set forth in the General Disclosure Package and Prospectus.

(c) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(d) Authorization of Power of Attorney and Custody Agreement. The Power of Attorney and Custody Agreement, in the form heretofore furnished to the Underwriter

(the “Power of Attorney and Custody Agreement”), has been duly authorized, executed and delivered by such Selling Stockholder and is the valid and binding agreement of such Selling Stockholder enforceable in accordance with its terms, subject to the Enforceability Exceptions.

(e) Noncontravention. The execution and delivery of this Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the Offered Shares to be sold by such Selling Stockholder and the consummation of the transactions contemplated herein and compliance by such Selling Stockholder with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Offered Shares to be sold by such Selling Stockholder pursuant to (i) the limited partnership agreement or other organizational documents of such Selling Stockholder, as applicable, or (ii) any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder may be bound, or to which the Offered Shares are subject, nor will such action result in any violation of any Applicable Law.

(f) Delivery of Offered Shares. Upon payment of the purchase price for the Offered Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Offered Shares, as directed by the Underwriter, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”) (unless delivery of such Offered Shares is unnecessary because such Offered Shares are already in possession of Cede or such nominee), registration of such Offered Shares in the name of Cede or such other nominee (unless registration of such Offered Shares is unnecessary because such Offered Shares are already registered in the name of Cede or such nominee), and the crediting of such Offered Shares on the books of DTC to securities accounts (within the meaning of Section 8-501(a) of the Uniform Commercial Code then in effect in the State of New York (“UCC”) of the Underwriter (assuming that neither DTC nor the Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the UCC, to such Offered Shares), (i) under Section 8-501 of the UCC, the Underwriter will acquire a valid “security entitlement” in respect of such Offered Shares and (ii) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Offered Shares may be asserted against the Underwriter with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery (if necessary) and crediting occur, (A) such Offered Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (B) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, (C) appropriate entries to the account of the Underwriter on the records of DTC will have been made pursuant to the UCC, (D) to the extent DTC, or any other securities intermediary which acts as “clearing corporation” with respect to the Offered Shares, maintains any “financial asset” (as defined in Section 8-102(a)(9) of the UCC in a clearing corporation pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC or such securities intermediaries and the ownership interest of the Underwriter, (E) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and 8-511(c) of the UCC and (F) if at any time DTC or other securities intermediary does not have sufficient Offered Shares to satisfy claims of all of its entitlement holders with respect thereto then all holders will share pro rata in the Offered Shares then held by DTC or such securities intermediary.

(g) Valid Title. Such Selling Stockholder has, and at the Closing Date will have, valid title to the Offered Shares to be sold by such Selling Stockholder free and clear of all Encumbrances.

(h) Absence of Manipulation. Such Selling Stockholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or would be reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares.

(i) Absence of Further Requirements. No filing with, or Authorizations, registration, qualification or decree of any Governmental Authority is necessary or required for the performance by each Selling Stockholder of its obligations hereunder or in the Power of Attorney and Custody Agreement, or in connection with the sale and delivery of the Offered Shares hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained.

(j) No Registration or Other Similar Rights. Except as disclosed in the Registration Statement, General Disclosure Package and Prospectus, such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement.

(k) No Free Writing Prospectuses. Except as contemplated hereunder or in the case of any Issuer Free Writing Prospectus, such Selling Stockholder has not prepared or had prepared on its behalf or used or referred to, any “free writing prospectus” (as defined in Rule 405 under the Securities Act), and has not distributed any written materials in connection with the offer or sale of the Offered Shares.

(l) No Association with FINRA. Except as disclosed in the Registration Statement, General Disclosure Package and Prospectus or as otherwise provided to the Underwriter, neither such Selling Stockholder nor any of his, her or its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with any member firm of FINRA or is a person associated with a member (within the meaning of the FINRA Bylaws) of FINRA.

(m) Officer’s Certificates. Any certificate signed by or on behalf of the Selling Stockholder(s) as such and delivered to the Underwriter or to counsel for the Underwriter pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Stockholder to the Underwriter as to the matters covered thereby.

(n) Purpose. Such Selling Stockholder’s primary purpose for selling the Offered Shares is to raise capital to fund a tax liability that resulted from the Selling Stockholder’s exchange of units in HFF Holdings LLC for shares of Common Stock on June 30, 2010, as well as tax liability resulting from the sale of the Offered Shares. A secondary purpose for such Selling Stockholder’s sale of the Offered Shares is for such Selling Stockholders’ personal portfolio diversification.

Section 3. Purchase, Sale and Delivery of the Offered Shares.

(a) The Offered Shares. The Selling Stockholders agree to sell to the Underwriter the Offered Shares upon the terms herein set forth. On the basis of the representations, warranties,

and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriter agrees to purchase from the Selling Stockholders the respective number of Offered Shares set forth opposite their names on Schedule A attached hereto. The purchase price per Offered Share to be paid by the Underwriter to the Selling Stockholders shall be $13.095 per share.

(b) The Closing Date. Delivery of certificates for the Offered Shares to be purchased by the Underwriter and payment therefor shall be made at the offices of O’Melveny & Myers, LLP (or such other place as may be agreed to by the Company and the Underwriter) at 9:00 a.m. New York City time, on August 9, 2011, or such other time and date as the Underwriter shall designate by written notice to the Company (the time and date of such closing are called the “Closing Date”); provided, however, that if the Company has not made available to the Underwriter copies of the Prospectus within the time provided in Section 3(f) hereof, the Underwriter may, in its sole discretion, postpone the Closing Date until no later than two (2) full business days following delivery of copies of the Prospectus to the Underwriter. The Company hereby acknowledges that circumstances under which the Underwriter may provide written notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Underwriter to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 11 hereof.

(c) Public Offering of the Offered Shares. The Underwriter hereby advises the Company and the Selling Stockholders that the Underwriter intends to offer for sale to the public, as described in the Prospectus, the Offered Shares as soon after this Agreement has been executed as the Underwriter, in its sole judgment, has determined is advisable and practicable.

(d) Payment for the Offered Shares. Payment for the Offered Shares shall be made at the Closing Date by wire transfer of immediately available funds to the order of the Selling Stockholders. It is understood that the Underwriter has been authorized to accept delivery of and receipt for, and make payment of the purchase price for, the Offered Shares that the Underwriter has agreed to purchase.

(e) Delivery of the Offered Shares. The Selling Stockholders shall deliver, or cause to be delivered, a credit representing the Offered Shares to an account or accounts at DTC as designated by the Underwriter for the account of the Underwriter at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. Notwithstanding the foregoing, to the extent the Underwriter so elects at least three (3) full business days prior to the Closing Date or the Selling Stockholder shall deliver, or cause to be delivered, to the Underwriter, certificates for the Offered Shares the Underwriter has agreed to purchase from them at the Closing Date. In such case, the certificates for the Offered Shares shall be in definitive form and registered in such names and denominations as the Underwriter shall have requested at least two (2) full business days prior to the Closing Date and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City as the Underwriter may designate.

(f) Delivery of Prospectus to the Underwriter. Not later than 12:00 p.m. New York City time on the second business day following the date that the Offered Shares are first released by the Underwriter for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Underwriter shall request.

Section 4. Additional Covenants. The Company and each Selling Stockholder, on a several and not joint basis, hereby covenants and agrees with the Underwriter as follows:

(a) Blue Sky Compliance. The Company and such Selling Stockholder shall cooperate with the Underwriter and legal counsel for the Underwriter and furnish such information as may be required to qualify or register the Offered Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws or other foreign laws of those jurisdictions designated by the Underwriter, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Shares, provided that the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation; and that the Company shall use its best efforts to prevent the suspension of the qualification or registration of (or any such exemption relating to) the Offered Shares for offering, sale or trading in any jurisdiction and will advise the Underwriter promptly of such suspension or any initiation or threat of any proceeding for any such purpose; and that, in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(b) Post-Effective Amendments. If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Offered Shares may commence, the Company will use its best efforts to cause such post-effective amendment to become effective as soon as possible.

(c) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Offered Shares; and, if requested in writing by the Underwriter, the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriter prior to 10:00 a.m., New York City time, on the business day next succeeding the date of this Agreement in such quantities and at such locations as the Underwriter may reasonably request, which Prospectus and Issuer Free Writing Prospectus furnished to the Underwriter will be identical to the version transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Copies. At the Underwriter’s written request, the Company will deliver, without charge, (i) to the Underwriter, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to the Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Underwriter may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Offered Shares as in the opinion of counsel for the Underwriter a prospectus relating to the Offered Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Offered Shares by the Underwriter.

(e) Notice to the Underwriter. After the date of this Agreement, the Company shall promptly advise the Underwriter in writing of (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus, (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus, or of any proceedings to remove, suspend, or terminate from listing the Common Stock from the NYSE, or the threatening or initiation of any proceedings for any of such purposes. The Company shall use its best efforts to prevent the issuance of any such order or suspension, removal or termination from listing, and, if the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment.

(f) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriter thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriter and to such dealers as the Underwriter may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the General Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the General Disclosure Package to comply with law, the Company will immediately notify the Underwriter thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriter and to such dealers as the Underwriter may designate, such amendments or supplements to the General Disclosure Package as may be necessary so that the statements in the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the General Disclosure Package as so amended or supplemented, will comply with the law.

(g) Amendments or Supplements, Issuer Free Writing Prospectuses. From the date hereof through the Prospectus Delivery Period, before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Underwriter and counsel for the Underwriter a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Underwriter reasonably objects. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(h) Earnings Statement. The Company will make generally available to its security holders and deliver to the Underwriter as soon as practicable an earnings statement complying with the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i) Exchange Listing. The Company will use its commercially reasonable best efforts to list, subject to notice of issuance, the Offered Shares on, and comply at all times prior to the date which is one year from the Closing with the published rules and regulations of, the NYSE and file with the NYSE all documents and notices required by the NYSE of companies that have securities for which quotations are reported by the NYSE.

(j) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Offered Shares.

(k) Agreement Not to Offer or Sell Additional Securities. For a period of 90 days after the date of the Prospectus and continuing through the close of trading on the date ninety (90) days after the date of the Prospectus (the “Lock-up Period”), the Company will not, without the prior written consent of the Underwriter (which consent may be withheld in its sole discretion), (i) directly or indirectly, sell, offer, contract to sell, sell any option to contract to purchase (including, without limitation, any short sale), purchase any option or contract to sell, pledge, transfer, grant any option, right or warrant for the sale of, establish or increase an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, liquidate or decrease a call equivalent position within the meaning of Rule 16a-16(b) under the Exchange Act or otherwise dispose of any shares of Common Stock or securities convertible into, exchangeable, or exercisable for Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the Company or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, or publicly announce the Company’s intention to do any of the foregoing, or file or cause to be filed or participate in the filing of, any registration statement under the Securities Act, relating to any shares of Common Stock other than (A) the Offered Shares to be sold hereunder, (B) options to purchase its Common Stock pursuant to any stock option plan, stock bonus, or other stock plan or arrangement approved by the Board of Directors of the Company and described in the Prospectus, or (C) Common Stock upon the exercise of such options described in clause (B). Notwithstanding the foregoing, if (i) during the period that begins on the date that is 15 calendar days plus three (3) business days before the last day of the 90-day restricted period and ends on the last day of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the 90-day restricted period, the Company announces that it will release earning results during the 16-day period beginning on the last day of the 90-day period, then the restrictions imposed by this Agreement shall continue to apply until the expiration of the last date that is 15 calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs.

(l) No Stabilization. The Company will not, and will use its reasonable best efforts to cause its officers, directors, partners and affiliates, as applicable, not to, during the Prospectus Delivery Period, (i) take, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Offered Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Offered Shares or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company.

(m) Periodic Reporting Obligations. For one year following the Prospectus Delivery Period, but in no event later than the 13 month anniversary of the date of this Agreement, the Company shall use its commercially reasonable efforts to file, on a timely basis, with the Commission and the NYSE all reports and documents in the manner required by the Exchange Act and the Sarbanes-Oxley Act.

(n) Compliance with Registration Statement. The Company will comply with all of the provisions of any undertakings in the Registration Statement.

Section 5. Conditions of the Obligations of the Underwriter. The obligations of the Underwriter to purchase and pay for the Offered Shares as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and Selling Stockholders set forth in Section 1 and Section 2 hereof, respectively, as of the date hereof and as of the Closing Date as though then made to the timely performance by the Company of their covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Accountants’ Original Comfort Letter. On the date hereof, the Underwriter shall have received from the Auditors a letter dated the date hereof addressed to the Underwriter, in form and substance satisfactory to the Underwriter (the “Original Comfort Letter”), containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(b) Accountants’ Bring-down Comfort Letter. The Underwriter shall have received on the Closing Date a letter (the “Bring-down Comfort Letter”) from the Auditors addressed to the Underwriter, dated the Closing Date confirming that they are independent registered public accounting firm with respect to the Company and the Subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States) and as required by the Securities Act, and based upon the procedures described in the Original Comfort Letter, but carried out to a date not more than three (3) business days prior to the Closing Date (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Comfort Letter are accurate as of the Closing Date and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Comfort Letter which are necessary to reflect any changes in the facts described in the Original Comfort Letter since the date of such letter, or to reflect the availability of more recent financial statements, data, or information.

If the Bring-down Comfort Letter shall disclose any change in the condition (financial or otherwise), earnings, operations, business or prospects of the Company and the Subsidiaries, considered as one entity, from that set forth in the Registration Statement, the

General Disclosure Package or the Prospectus, which, in the sole judgment of the Underwriter, is material and adverse and that makes it, in the sole judgment of the Underwriter, impracticable or inadvisable to proceed with the public offering of the Offered Shares as contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, then this condition in this Section 5(b) shall be deemed not satisfied, and the Underwriter may terminate this Agreement in accordance with the last paragraph of this Section 5.

(c) Compliance with Registration Requirements; No Stop Order; No Objection from FINRA. For the period from and after effectiveness of this Agreement and prior to the Closing Date:

(i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective;

(ii) no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or are pending, contemplated, or threatened by the Commission, and no suspension of the qualification of the Offered Shares for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any such purposes, shall have occurred;

(iii) any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or any incorporated document or otherwise) shall have been complied with to the satisfaction of the Underwriter and Underwriter’s counsel;

(iv) the Registration Statement, the General Disclosure Package and the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(v) FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(d) No Material Adverse Change. For the period from and after the date of this Agreement and prior to the Closing Date, in the judgment of the Underwriter, there shall not have occurred any Material Adverse Change, whether or not arising from transaction in the ordinary course of business, of the Company and the Subsidiaries, considered as one entity, from that set forth in the Registration Statement, the General Disclosure Package or the Prospectus, which, in the sole judgment of the Underwriter, is material and adverse and that makes it, in the sole judgment of the Underwriter, impracticable or inadvisable to proceed with the public offering of the Offered Shares as contemplated by the Registration Statement, the General Disclosure Package and the Prospectus.

(e) Opinion of Counsel to the Company. On the Closing Date, the Underwriter shall have received the opinion of (i) Dechert LLP, counsel for the Company and the Subsidiaries, the form of which is attached hereto as Exhibit A, addressed to the Underwriter and dated the Closing Date and the final form and substance of which shall be satisfactory to O’Melveny & Myers LLP, counsel for the Underwriter.

(f) Opinion of Counsel for the Selling Stockholders. On the Closing Date, the Underwriter shall have received the opinion of Dechert LLP, counsel for the Selling Stockholders, the form of which is attached hereto as Exhibit B, addressed to the Underwriter and dated as of the Closing Date in form and substance satisfactory to O’Melveny & Myers LLP, counsel for the Underwriter. The Company shall have furnished to such counsel such documents as such may have requested for the purpose of enabling them to pass upon such matters.

(g) Opinion of Counsel for the Underwriter. On the Closing Date, the Underwriter shall have received the opinion of O’Melveny & Myers LLP, counsel for the Underwriter, addressed to the Underwriter and dated as of the Closing Date in form and substance satisfactory to the Underwriter. The Company shall have furnished to such counsel such documents as such may have requested for the purpose of enabling them to pass upon such matters.

(h) Officers’ Certificate. On the Closing Date, the Underwriter shall have received a written certificate executed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated as of the Closing Date to the effect set forth in subsection (c)(ii) of this Section 5, and further to the effect that:

(i) subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and Prospectus, there has not been (a) any Material Adverse Change; (b) any transaction that is material to the Company and the Subsidiaries, considered as one entity, except transactions entered into in the ordinary course of business; (c) any obligation, direct or contingent, that is material to the Company and the Subsidiaries, considered as one entity, incurred by the Company or the Subsidiaries, except obligations incurred in the ordinary course of business; (d) any change in the capital stock or outstanding indebtedness (except indebtedness entered into in the ordinary course of business related to the Freddie Mac Program Plus Seller Servicer business) that is material to the Company and the Subsidiaries, considered as one entity; (e) any dividend or distribution of any kind declared, paid, or made on the capital stock of the Company or any of the Subsidiaries; or (f) any loss or damage (whether or not insured) to the property of the Company or any of the Subsidiaries which has been sustained or will have been sustained which has a material adverse effect on the condition (financial or otherwise), earnings, operations, business, or business prospects of the Company and the Subsidiaries, considered as one entity;

(ii) when the Registration Statement was deemed to have become effective, at the Time of Sale, at all times subsequent to the Time of Sale and at the time of delivery of such certificate, (a) the Registration Statement, the General Disclosure Package and the Prospectus, and any amendments or supplements thereto and the incorporated documents, when such incorporated documents became effective or were filed with the Commission, contained all material information required to be included therein by the Securities Act or the Exchange Act, as the case may be, and in all material respects conformed to the requirements of the Securities Act or the Exchange Act, as the case may be; (b) the Registration Statement and any amendments or supplements thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (c) the General Disclosure Package and the Prospectus and any amendments or supplements thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (d) there has occurred no event required to be set forth in the Registration Statement, the General Disclosure Package, or an amended or supplemented Prospectus which has not been so set forth;

(iii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

(iv) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(i) Secretary’s Certificate. The Underwriter shall receive, on the Closing Date, a certificate of the Secretary of the Company certifying as to (i) the Certificate of Incorporation and any amendments thereto, (ii) the Bylaws and any amendments thereto, (iii) resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Agreement and the other offering documents, (iv) correspondence with the Commission since May 19, 2009 and (v) the number of shares of Common Stock authorized and reserved for issuance by the Company.

(j) Certificate of Selling Stockholders. The Underwriter shall receive, on the Closing Date, a certificate of the attorney-in-fact on behalf of each Selling Stockholder to the effect that (i) the representations and warranties of each Selling Stockholder in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date and (ii) each Selling Stockholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Date.

(k) Lock-Up Agreements. On the date hereof, the Company shall have furnished to the Underwriter an agreement in the form of Exhibit C attached hereto from each officer and director of the Company and each Selling Stockholder shall have furnished to the Underwriter an agreement (the “Lock-Up Agreement”) in the form of Exhibit C attached hereto. Such agreement shall be in full force and effect on the Closing Date.

(l) Exchange Listing. The Offered Shares to be delivered on the Closing Date shall continue to be approved for listing on the NYSE as of such date.

(m) Additional Documents. On or before the Closing Date, the Underwriter and counsel for the Underwriter shall have received from the Company and Selling Stockholders, as applicable, such other information, documents, certificates and opinions as they may require for the purposes of enabling them to pass upon the issuance and sale of the Offered Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Underwriter by written notice to the Company and the Selling Stockholders at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 6, Section 7, Section 9, Section 10, and Section 13 hereof shall at all times be effective and shall survive such termination.

Section 6. Payment of Expenses. The Company agrees to pay all costs, fees, and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Offered Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer, and other stamp taxes in connection with the issuance and sale of the Offered Shares to the Underwriter, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants, and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping, and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents, and certificates of experts), each Preliminary Prospectus and the Prospectus, each Issuer Free Writing Prospectus and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, reasonable documented attorneys’ fees, and expenses incurred by the Company or the Underwriter in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Underwriter, preparing and printing a “Blue Sky Survey,” an “International Blue Sky Survey,” or other memorandum, and any supplements thereto, advising the Underwriter of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable documented fees and expenses of counsel for the Underwriter in connection with, FINRA’s review and approval of the Underwriter’s participation in the offering and distribution of the Offered Shares, (viii) the fees and expenses associated with listing the Offered Shares on the NYSE, (ix) all costs and expenses incident to the travel and accommodation of the Company’s employees on the “roadshow,” (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Offered Shares made by the Underwriter caused by a breach of the Company’s and/or the Selling Stockholders representations in Section 1 and Section 2 hereof, respectively, and (xi) all other fees, costs, and expenses referred to in Item 14 of Part II of the Registration Statement; provided that the fees and expenses of counsel of the Underwriter that the Company shall pay pursuant to clauses (vi) and (vii) above shall not exceed, in the aggregate, $20,000; provided further, that that fees and expenses that the Company shall pay pursuant to this Section 6 shall not exceed, in the aggregate, $300,000 and any fees and expenses pursuant to this Section 6 exceeding $300,000 shall be paid by the Selling Stockholders. Except as provided in this Section 6, and in Section 7, Section 9, and Section 10 hereof, the Underwriter shall pay its own expenses, including the fees and disbursements of its counsel.

Section 7. Reimbursement of the Underwriter’s Expenses. If this Agreement is terminated by the Underwriter pursuant to Section 5, Section 8, Section 11 or Section 12 hereof, or if the sale to the Underwriter of the Offered Shares on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Underwriter upon demand for all reasonable documented out-of-pocket expenses that shall have been actually and reasonably incurred by the Underwriter in connection with the proposed purchase and the offering and sale of the Offered Shares, including, without limitation, reasonable documented fees and disbursements of counsel, printing expenses, travel and accommodation expenses, postage, facsimile, and telephone charges.

Section 8. Effectiveness of this Agreement. This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto, and (ii) notification by the Commission to the Company and the Underwriter of the effectiveness of the Registration Statement under the Securities Act. Prior to such effectiveness, this Agreement may be terminated by any party by written notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Company to the Underwriter, except that the Company shall be obligated to reimburse the expenses of the Underwriter pursuant to Section 6 and Section 7 hereof, (b) the Underwriter to the

Company, or (c) any party hereto to any other party except that the provisions of Section 9 and Section 10 hereof shall at all times be effective and shall survive such termination.

Section 9. Indemnification.

(a) Indemnification of the Underwriter by the Company. The Company agrees to indemnify and hold harmless the Underwriter, its officers and employees, and each person, if any, who controls the Underwriter within the meaning of the Securities Act and the Exchange Act against any Loss (as hereinafter defined) to which the Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such Loss (or actions in respect thereof as contemplated below) arises out of or is based (A) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus or the omission or alleged omission therefrom necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (C) upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (D) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law, (E) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or based upon written information furnished by or on behalf of the Company including, without limitation, slides, videos, films or tape recordings, used in connection with the marketing of the Offered Shares, and including, without limitation, statements communicated to securities analysts employed by the Underwriter, or (F) any act or failure to act or any alleged act or failure to act by the Underwriter in connection with, or relating in any manner to, the Offered Shares or the offering contemplated hereby, and which is included as part of or referred to in any Loss arising out of or based upon any matter covered by clause (A), (B), (C), (D), or (E) above, provided, however, that the Company shall not be liable under this clause (F) to the extent that a court of competent jurisdiction shall have determined by a final and non-appealable judgment that Loss resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Underwriter through its bad faith or willful misconduct; and to reimburse the Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Underwriter) as such expenses are incurred by the Underwriter or such controlling person in connection with investigating, defending, settling, compromising, or paying any such Loss; provided, however, that the foregoing indemnity agreement shall not apply to any Loss to the extent, but only to the extent, such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus. “Loss” shall be defined as any loss, claim, damage, liability, expense, or action, as incurred, suffered by the specified person (collectively, the “Losses”). The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have under this Agreement.

(b) Indemnification of the Underwriter by the Selling Stockholders. Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless the Underwriter, its officers and employees, and each person, if any, who controls the Underwriter within the meaning of the Securities Act and the Exchange Act against any Loss to the extent and in the manner set forth in Section 9(a) of this Agreement, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission giving rise to such Loss was made in the Selling Stockholder Information; provided, however, that the liability under this subsection of each Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Stockholder from the sale of Offered Shares sold by such Selling Stockholder hereunder. The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that such Selling Stockholder may otherwise have under this Agreement.

(c) Indemnification of the Company, Its Directors and Officers and Selling Stockholders. The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, and each Selling Stockholder against any Loss to which the Company or any such director, officer, Selling Stockholder or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Underwriter, which shall not be unreasonably withheld), insofar as such Loss (or actions in respect thereof as contemplated below) arises out of or is based upon (A) any untrue or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) any untrue or alleged untrue statement of a material fact contained in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the General Disclosure Package, the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company or the Selling Stockholder by the Underwriter expressly for use therein and to reimburse the Company or any such director, officer, Selling Stockholder or controlling person for any legal or other expense reasonably incurred by the Company or any such director, officer, Selling Stockholder or controlling person in connection with investigating, defending, settling, comprising or paying any such Loss. The indemnity agreement set forth in this Section 9(c) shall be in addition to any liabilities that the Underwriter may otherwise have under this Agreement.

(d) Information Provided by the Underwriter. The Company, each Selling Stockholder and each person, if any, who controls the Company or a Selling Stockholder within the meaning of the Securities Act or the Exchange Act, hereby acknowledges that the only information that the Underwriter has furnished to the Company expressly for use in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus are the statements set forth under the heading “Plan of Distribution” in the Prospectus, and the Underwriter confirms that such statements are correct.

(e) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability hereunder to the extent it is not materially prejudiced as a proximate result of such failure and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate at its own expense in the defense thereof, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded based on the advice of outside counsel that a conflict may reasonably be expected to arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may reasonably be expected to be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (the Underwriter in the case of Section 9(c) and Section 10), representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(f) Settlements. The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any Loss by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 9(e) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than thirty (30) days after receipt by such indemnifying party of the aforesaid request, and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld, effect any settlement, compromise, or consent to the entry of judgment in any pending or threatened action, suit, or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise, or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit, or proceeding, and (ii) does not include a statement as to or an admission of fault, culpability, or a failure to act by or on behalf of any indemnified party.

Section 10. Contribution.

(a) If the indemnification provided for in Section 9 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any Loss referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any Loss referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other hand, from the offering of the Offered Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and/or the Selling Stockholders, on the one hand, and the Underwriter, on the other hand, in connection with the statements or omissions which resulted in such Loss, as well as any other relevant equitable considerations. The relative benefits received by the Company and/or the Selling Stockholders, on the one hand, and the Underwriter, on the other hand, in connection with the offering of the Offered Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered Shares pursuant to this Agreement (net of underwriting discounts and commissions, but before deducting expenses) received by the Selling Stockholders and the total underwriting discount received by the Underwriter, in each case as set forth on the front cover page of the Prospectus bear to the aggregate public offering proceeds of the Offered Shares as set forth on such cover. The relative fault of the Company and/or the Selling Stockholders, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and/or the Selling Stockholder, on the one hand, or the Underwriter, on the other hand, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(b) The amount paid or payable by an indemnified party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(e) hereof, any documented legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 9(e) hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9(e) for purposes of indemnification.

(c) The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.

(d) Notwithstanding the provisions of this Section 10, the Underwriter shall not be required to contribute any amount in excess of the underwriting commissions received by the Underwriter in connection with the Offered Shares underwritten by it and distributed to the public. Notwithstanding the provisions of this Section 10, no Selling Stockholder shall be required to contribute any amount in excess of the aggregate gross proceeds after underwriting commission and discounts, but before expenses, to such Selling Stockholder from the sale of the Offered Shares sold by such Selling Stockholder hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Selling Stockholders’ obligations to contribute pursuant to this Section 10 are several, and not joint, in proportion to the proceeds of the Offered Shares sold by such Selling Stockholder divided by the proceeds of the Offered Shares sold by all of the Selling Stockholders. For purposes of this Section 10, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

(e) Any Loss for which an indemnified party is entitled to indemnification or contribution under this Section 10 shall be paid by the indemnifying party to the indemnified party as such Loss is incurred, but in all cases, no later than forty-five (45) days of invoice to the indemnifying party.

Section 11. Default by One or More of the Selling Stockholders. If, on the Closing Date a Selling Stockholder fails or refuses to sell the Offered Shares which such Selling Stockholder is obligated to deliver, then the Underwriter may (i) terminate this Agreement without liability of any party to any other party except that the provisions of Section 6, Section 7, Section 9 and Section 10 hereof shall at all times be effective and shall survive such termination or (ii) elect to purchase the Offered Shares which the non-defaulting Selling Stockholder has agreed to sell hereunder. In such case, the Company shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected. No action taken pursuant to this Section 11 shall relieve any Selling Stockholder from liability in respect of such default.

Section 12. Termination of This Agreement. Prior to the Closing Date, this Agreement may be terminated by the Underwriter by written notice given to the Company if at any time (i) the Company or any of the Selling Stockholders are unable or unwilling to perform their respective obligations under this Agreement; (ii) any of the conditions specified in Section 5 hereof shall not have been fulfilled when and as required by this Agreement to be fulfilled; (iii) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the NYSE, or trading in securities generally on either The NASDAQ Stock Market or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (iv) a general banking moratorium shall have been declared by any federal, New York, Delaware or California authorities; (v) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity (including without limitation any terrorist or similar attack), or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in the

United States’ or international political, financial, or economic conditions, as in the judgment of the Underwriter is material and adverse and makes it impracticable to market the Offered Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of the Offered Shares; (vi) in the judgment of the Underwriter there shall have occurred any Material Adverse Change; (vii) any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated that, in the opinion of the Underwriter, materially adversely affects or will materially adversely affect the business or operations of the Company; (viii) any action has been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs that, in the opinion of the Underwriter, has a material adverse effect on the securities markets in the United States and makes it impracticable to market the Offered Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sales of securities; or (ix) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident, terrorist attack, act of war or other calamity of such character as in the sole judgment of the Underwriter may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 12 shall be without liability on the part of (a) the Company and Selling Stockholders to the Underwriter, except that the Company shall be obligated to reimburse the expenses of the Underwriter pursuant to Section 6 and Section 7 hereof, (b) the Underwriter to the Company and the Selling Stockholders, or (c) of any party hereto to any other party except that the provisions of Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 13. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, its officers, the Selling Stockholders and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or the Company or any of its or their partners, officers, or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Offered Shares sold hereunder and any termination of this Agreement.

Section 14. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Underwriter:

JMP Securities LLC

600 Montgomery Street

Suite 1100

San Francisco, California 94111

Facsimile: (415) 835-8920

Attention: Mr. Kent Ledbetter, Director of Investment Banking

with copies to:

JMP Securities LLC

600 Montgomery Street

Suite 1100

San Francisco, California 94111

Facsimile: (415) 835-8920

Attention: Janet Tarkoff, Esq., General Counsel, Managing Director

O’Melveny & Myers LLP

Two Embarcadero Center, 28th Floor

San Francisco, California 94111

Facsimile: (415) 984-8701

Attention: Eric C. Sibbitt, Esq.

If to the Company:

HFF, Inc.

One Oxford Center

301 Grant Street, Suite 600

Pittsburg, Pennsylvania 15219

Attention: John H. Pelusi, Jr., Chief Executive Officer

with a copy to:

Dechert LLP

Cira Centre

2929 Arch Street

Philadelphia, PA 19104-2808

Attention: James A. Lebovitz, Esq.

If to the Selling Stockholders:

HFF, Inc.

One Oxford Center

301 Grant Street, Suite 600

Pittsburg, Pennsylvania 15219

Attention: John H. Pelusi, Jr., Chief Executive Officer

with a copy to:

Dechert LLP

Cira Centre

2929 Arch Street

Philadelphia, PA 19104-2808

Attention: James A. Lebovitz, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 9 and Section 10 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Offered Shares as such from the Underwriter merely by reason of such purchase.

Section 16. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph, or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph, or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 17. Governing Law Provisions.

(a) Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

(b) Consent to Jurisdiction. Any legal suit, action, or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action, or proceeding. Service of any process, summons, notice, or document by mail to such party’s address set forth above shall be effective service of process for any suit, action, or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action, or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action, or other proceeding brought in any such court has been brought in an inconvenient forum.

(c) Waiver of Immunity. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment), and execution to which it might otherwise be entitled in the Specified Courts. With respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

Section 18. No Advisory or Fiduciary Relationship. The Company and the Selling Stockholders acknowledge and agree that (a) the purchase and sale of the Offered Shares pursuant to this Agreement, including the determination of the public offering price of the Offered Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction, the Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or any of their respective stockholders (including the Selling Stockholders), members, creditors, employees or any other party, (c) the Underwriter has not assumed or will assume an advisory or fiduciary responsibility in favor of the Company or any of the Selling Stockholders with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of the Selling Stockholders on other matters) and Underwriter does not have any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Selling Stockholders, and (e) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Selling Stockholders have consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 19. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings, and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 9 and the contribution provisions of Section 10 hereof, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 9 and 10 hereof fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs, and its business in order to assure that adequate disclosure has been made in the Registration Statement, the General Disclosure Package and the Prospectus (and any amendments and supplements thereto) and any Issuer Free Writing Prospectus, as required by the Securities Act and the Exchange Act.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company and the attorney-in-fact for the Selling Stockholders a counterpart hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

HFF, Inc.

By:	/s/ John H. Pelusi, Jr.
Name: John H. Pelusi, Jr.
Title: Chief Executive Officer

JOHN H. PELUSI, JR.

By:	/s/ John H. Pelusi, Jr.
Name: John H. Pelusi, Jr.
Title: As Attorney-in-Fact acting on behalf of the Selling Stockholders named in Schedule A hereto.

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriter in San Francisco, California as of the date first above written.

JMP SECURITIES LLC

By:	/s/ Steve Ortiz
Name: Steve Ortiz
Title: Managing Director

SCHEDULE A

LIST OF SELLING STOCKHOLDERS

Selling Stockholders	Number of Offered Shares to be Sold

Mona K. Carlton	100,000

Riaz A. Cassum	200,000

Stephen C. Conley	475,000

De Zarraga Family Limited Partnership	100,000

John P. Fowler	300,000

Mark D. Gibson	614,000

Matthew Lawton	100,000

John H. Pelusi, Jr.	725,000

Grady Roberts	100,000

Michael J. Tepedino	200,000

Joe B. Thornton, Jr.	660,000

Whitney Wilcox	273,472

Frederic E. Wittmann	200,000

Total	4,047,472

SCHEDULE B

1.	ISSUER FREE WRITING PROSPECTUS

None.

2.	FINAL PRICING INFORMATION

The public offering price per share for the Offered Shares shall be $13.50.